UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 14, 2006
(Date of earliest event reported)

Inland Western Retail Real Estate Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-51199	42-1579325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. No.)

2901 Butterfield Road Oak Brook, Illinois 60523
(Address of Principal Executive Offices)

(630) 218-8000
(Registrant’s telephone number including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

EXPLANATORY NOTE

This Amendment No. 1 to the Current Report on Form 8-K of Inland Western Retail Real Estate Trust, Inc. (the “Company” or “we”), originally filed on December 14, 2006, is being filed to attach an updated amended and restated Share Repurchase Program as Exhibit 99.1.

Section 3 — Securities and Trading Markets

Item 3.03            Material Modification to Rights of Security Holders.

Today we announced that we have amended and restated in its entirety our Share Repurchase Program (the “SRP”) effective as of February 1, 2007. The amended and restated SRP affects our shares of common stock, par value $0.001 per share. Under the SRP, shareholders may be able to sell their shares to us from time to time at a fixed purchase price as set forth in the amended and restated SRP. Attached to this Current Report on Form 8-K as Exhibit 99.1 is a copy of the amended and restated SRP, which is hereby incorporated into this filing in its entirety.

Attached to this Current Report on Form 8-K as Exhibit 99.2 is a copy of an email distribution to be provided to the Inland Securities Corporation sales network and broker/dealer firms by the Company in connection with the amended and restated SRP described above, which email distribution is incorporated into this filing in its entirety.

Attached to this Current Report on Form 8-K as Exhibit 99.3 is a copy of the SRP Request Form referenced in the email distribution, which SRP Form is incorporated into this filing in its entirety.

Section 9 — Financial Statements and Exhibits

Item 9.01            Financial Statements and Exhibits.

(d)

Exhibit Number	Description

99.1	Amended and Restated Share Repurchase Program of Inland Western Retail Real Estate Trust, Inc.

99.2	Informational E-Mail Broadcast to the Inland Securities Corporation Sales Network and Broker/Dealer Firms

99.3	SRP Request Form

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

By:	/s/ Steven P. Grimes
Name:	Steven P. Grimes
Title:	Principal Financial Officer

Date:	December 15, 2006

EXHIBIT INDEX

Exhibit Number	Description

99.1	Amended and Restated Share Repurchase Program of Inland Western Retail Real Estate Trust, Inc.

99.2	Informational E-Mail Broadcast to the Inland Securities Corporation Sales Network and Broker/Dealer Firms

99.3	SRP Request Form